                                                                        EXHIBIT_


                                CREDIT AGREEMENT


                          Dated as of September 2, 1997

                                  By and Among

                           DOLLAR GENERAL CORPORATION

                                       AND

                         SUNTRUST BANK, NASHVILLE, N.A.,
                              AGENT AND AS A LENDER

                                    EXHIBITS


Exhibit A -   Form of Revolving Credit Note
Exhibit B -   Form of Competitive Bid Request
Exhibit C -   Form of Assignment and Acceptance
Exhibit D -   Form of Competitive Bid Request
Exhibit E -   Form of Notice of Competitive Bid Request
Exhibit F -   Form of Competitive Bid
Exhibit G -   Form of Competitive Bid Accept/Reject Letter
Exhibit H -   Closing Certificate
Exhibit I-1 - Form of Opinion of Corporate Counsel
Exhibit J -   Form of Compliance Certificate
Exhibit K -   Form of Subsidiary Guaranty
Exhibit L -   Form of Notice of Borrowing
Exhibit M -   Form of Continuance/Conversion Notice


                                    SCHEDULES


Schedule 5.1. -
Schedule 5.5. -
Schedule 5.8.(a) -
Schedule 5.8.(b) -
Schedule 5.8.(c) -
Schedule 5.11. -
Schedule 5.13. -
Schedule 5.15. -
Schedule 5.16. -
Schedule 5.17. -
Schedule 5.18. -
Schedule 5.20. -
Schedule 5.21. -

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made and entered into as of this 2nd day of September, 1997 by and between DOLLAR GENERAL CORPORATION, a Kentucky corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A. ("SunTrust"), and such other banks and lending institutions are referred to collectively as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article 9. herein (the "Agent").

                                    RECITALS:

         1. The Borrower desires that the Lenders extend the Borrower credit pursuant to the terms of this Credit Agreement.

         2. The Lenders are willing to extend the Borrower credit pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:


                      ARTICLE 1. DEFINITIONS; CONSTRUCTION

         SECTION 1.1. DEFINITIONS.

         In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" means the acquisition by any Consolidated Company of any of the following: (a) the controlling interest in any Person, (b) a Consolidated Company, or (c) substantially all of the Property of any Person.

         "Adjusted LIBO Rate" shall mean with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBO for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Revolving Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, or (ii) the Competitive Bid Loans, which Advances shall be made or outstanding as Competitive Bid Rate Advances.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Agent" shall mean SunTrust, and any successor agent appointed pursuant to Section 9.9. hereof.

         "Agreement" shall mean this Credit Agreement, as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Commitment Percentage" shall mean, for each Lender, a fraction, the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of the Commitments of all the Lenders, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth on the signature pages hereof under the caption "Applicable Commitment Percentage".

         "Applicable Margin" shall mean the number of basis points per annum determined in accordance with the table set forth below based on the fiscal quarter-end ratios for Borrower's Fixed Charge Coverage Ratio:

==================================================================================================================
                                                FIXED CHARGE COVERAGE RATIO
==================================================================================================================
          TIER ONE                    TIER TWO                      TIER THREE                      TIER FOUR
==================================================================================================================
> or = 4.50 to 1.0              > or = 3.25 to 1.0             > or = 2.50 to 1.0              < 2.50 to 1.0
                                and < 4.50 to 1.0              and < 3.25 to 1.0
------------------------------------------------------------------------------------------------------------------
9 basis points per              13 basis points per            15 basis points per             22.50 basis points
annum                           annum                          annum                           per annum
==================================================================================================================

provided, however, that:

                  (a) The Applicable Margin in effect as of the date of execution and delivery of this Agreement shall be the number of basis points under the heading "Tier Two" as described in the table above and shall remain in effect until such time as the Applicable Margin may be adjusted as hereinafter provided; and

                  (b) So long as no Default or Event of Default has occurred and is continuing under this Agreement, adjustments, if any, to the Applicable Margin based on changes in the ratio set forth above shall be made and become effective on the Calculation Date set forth in
         Section 3.6. herein.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit C.

         "Available Revolving Credit Commitment" shall mean at any time that amount equal to (A) Total Commitments less (B) the sum of (i) all outstanding Revolving Loans, and (ii) all outstanding Competitive Bid Rate Advances.

         "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.) and any successor statute.

         "Base Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan, bearing interest based on the Base Rate.

         "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its "base" or "prime" lending rate, as the case may be, for Dollar loans in the United States, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's "base" or "prime" lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's "base" or "prime" lending rate. The Base Rate is determined daily.

         "Borrower" shall mean Dollar General Corporation, a Kentucky corporation, its successors and permitted assigns.

         "Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Nashville, Tennessee and, if the applicable Business Day relates to Eurodollar Advances, excluding any day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London Interbank Market.

         "Capital Lease" shall mean, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

         "Closing Date" shall mean September 2, 1997 or such later date on which the initial Loans are made and the conditions set forth in Section 4.1. and 4.2. are satisfied or waived.

         "Commitment" shall mean, for any Lender at any time its Revolving Credit Commitment.

         "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.4. substantially in the form of Exhibit G.

         "Competitive Bid Facility" shall mean the facility established pursuant to Section 2.4.

         "Competitive Bid Loan" shall mean a Loan made up of Advances by all of those Lenders whose Competitive Bids have been accepted by the Borrower pursuant to the same Competitive Bid Request under the bidding procedure described in
Section 2.4. for the same Interest Period and interest rate (with the understanding that two Competitive Bid Loans may be made pursuant to a single Competitive Bid Request).

         "Competitive Bid Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender with respect to outstanding Competitive Bid Rate Advances made by such Lender pursuant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

         "Competitive Bid Rate Advance" shall mean an Advance made by a Lender to the Borrower pursuant to the bidding procedure described in Section 2.4.

         "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.4., the fixed rate of interest per annum offered by the Lender making the Competitive Bid for the relevant Interest Period.

         "Competitive Bid Request" shall mean a request made by the Borrower pursuant to Section 2.4. substantially in the form of Exhibit D.

         "Competitive Bid" shall mean an offer by a Lender to make a Competitive Bid Loan pursuant to Section 2.4.

         "Consolidated Companies" shall mean, collectively, Borrower, its Subsidiaries, and any Person the financial statements of which are consolidated with the Borrower or any Subsidiary.

         "Consolidated EBITR" shall mean for any fiscal period of the Borrower, an amount equal to (A) the sum of its Consolidated Net Income (Loss), plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) provisions for taxes based on income, (ii) Consolidated Interest Expense, and
(iii) Consolidated Rental Expense.

         "Consolidated Funded Debt" shall mean the Funded Debt of the Consolidated Companies, on a consolidated basis.

         "Consolidated Funded Debt to Total Capitalization Ratio" shall mean that ratio determined in accordance with Section 7.1.(ii) herein.

         "Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to Capital Leases in accordance with GAAP and any program costs incurred by Borrower in connection with sales of accounts receivable pursuant to a securitization program) of the Consolidated Companies on a consolidated basis.

         "Consolidated Net Income (Loss)" shall mean for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided that there shall be excluded therefrom (i) any items of gain or loss which were included in determining such consolidated net income and were not realized in the ordinary course of business; and (ii) the income (or loss) of any Person accrued prior to the date such becomes a Consolidated Company or is merged into or consolidated with a Consolidated Company, or such Person's assets are acquired by a Consolidated Company.

         "Consolidated Net Worth" shall mean on a consolidated basis the excess of (A) total assets over (B) total liabilities of the Consolidated Companies, as determined in accordance with GAAP.

         "Consolidated Rental Expense" shall mean for any fiscal period of Borrower, the total operating lease expense of the Consolidated Companies on a consolidated basis.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or under-taking under which such Person is obligated or by which it or any of the Property owned by it is bound.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Subsidiary Guaranties, and all other instruments, documents, certificates, agreements and writings executed in connection herewith.

         "Default" shall mean any event or condition the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any commercial bank and (ii) any Lender or any Affiliate of any Lender.

         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom. Such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control.

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan, bearing interest based on the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning provided in Article 8.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, any successor statute thereto.

         "Executive Officer" shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

         "Facility Fee" shall have the meaning ascribed to it in Section
3.5.(a).

         "Facility" or "Facilities" shall mean the Revolving Credit Commitments or the Competitive Bid Facility, as the context may indicate.

         "Facility Fee Percentage" shall mean the number of basis points per annum determined in accordance with the table set forth below based on the fiscal quarter-end ratios for Borrower's Fixed Charge Coverage Ratio:


=====================================================================================================================
                                                FIXED CHARGE COVERAGE RATIO
=====================================================================================================================
    TIER ONE                         TIER TWO                      TIER THREE                      TIER FOUR
=====================================================================================================================
> or = 4.50 to 1.0              > or = 3.25 to 1.0             > or = 2.50 to 1.0              < 2.50 to 1.0
                                and < 4.50 to 1.0              and < 3.25 to 1.0
---------------------------------------------------------------------------------------------------------------------
6 basis point per               7 basis points per             10 basis points per             12.50 basis points
annum                           annum                          annum                           per annum
=====================================================================================================================

provided, however, that:

                  (a) The Facility Fee Percentage in effect as of the date of execution and delivery of this Agreement shall be the number of basis points under the heading "Tier Two" as described in the table above and shall remain in effect until such time as the Facility Fee Percentage may be adjusted as hereinafter provided; and

                  (b) So long as no Default or Event of Default has occurred and is continuing under this Agreement, adjustments, if any, to the Facility Fee Percentage based on changes in the ratio set forth above shall be made and become effective on the Calculation Date set forth in
         Section 3.6. herein.

         "Federal Funds Rate" shall mean with respect to any Base Rate Advance, a fluctuating interest rate per annum equal for each day during which such Advance is outstanding to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as set forth for each day on Page 4833 of the Telerate at 8:00 a.m. (Nashville, Tennessee time) or if such reporting service is unavailable, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter" means that certain letter agreement dated June 26, 1997 between the Borrower and the Agent relating to certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

         "Financial Officer" means with respect to the Borrower, any of the Chief Financial Officer, Vice President of Finance, and Treasurer.

         "Financial Report" means at a specified date, the most recent financial statements of the Consolidated Companies delivered pursuant to Section 6.7. of this Agreement.

         "Fiscal Year" means the twelve (12) month accounting period ending on January 31st of each year and presently used by Borrower as its fiscal year for accounting purposes.

         "Fixed Charge Coverage Ratio" shall mean, as at the end of any fiscal quarter of Borrower, the ratio of (A) Consolidated EBITR, to (B) the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Rental Expense.

         "Funded Debt" shall mean, with respect to the Consolidated Companies without duplication on a consolidated basis, (i) Indebtedness for Borrowed Money, (ii) Capital Lease Obligations, (iii) the present value of all minimum lease commitments to make payments with respect to operating leases (excluding Synthetic Leases) (for the purpose of this calculation, the present value of such lease commitments shall be determined based upon a discount rate of ten percent (10%) in accordance with the discounted present value analytical technology), and (iv) any recourse deficiency amount or guaranteed residual portion under any Synthetic Lease, and (v) all obligations under any direct or indirect Guaranty of any Consolidated Company. Additionally, the calculation of Funded Debt shall include the redemption amount with respect to any redeemable preferred stock of any Consolidated Company required to be redeemed within the next twelve (12) months.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The definition of Guaranty shall at all times include any Synthetic Lease Guaranty. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

         "Income Taxes" shall have the meaning given such term by GAAP.

         "Indebtedness" of any Person shall mean, without duplication, (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of Property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments, (ii) all Capital Lease Obligations; (iii) all Guaranties of such Person (including the stated amount of undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, Interest Rate Contracts or similar agreements or combinations thereof. Notwithstanding the foregoing, in determining the Indebtedness of any Person, (x) there shall be included all obligations of such Person of the character referred to in clauses (i) through (v) above deemed to be extinguished under GAAP but for which such Person remains legally liable and (y) any deferred obligations of such Person to make payments on any agreement not to compete which was entered into by such Person in connection with the acquisition of any business shall be reduced by the effective federal and state corporate tax rate applicable to such Person in order to recognize the deductibility of such payments and the resulting reduction of the cash actually expended by the Person to satisfy such obligation.

         "Indebtedness for Borrowed Money" shall mean, with respect to any Person and without duplication:

                  (a) Indebtedness for money borrowed, including all revolving and term Indebtedness and all other lines of credit; and

                  (b) Indebtedness which:

                           (i) is represented by a note payable or drafts accepted, that represent extensions of credit;

                           (ii) constitutes obligations evidenced by bonds, debentures, notes or similar instruments; or

                           (iii) constitutes Purchase Money Indebtedness,
                  conditional sales contracts, asset securitization vehicles, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property;

                  (c) Indebtedness that constitutes a Capital Lease Obligation;

                  (d) all indemnity agreements and reimbursement obligations under any acceptances or any letters of credit (other than commercial letters of credit) issued in support of Indebtedness of the character described in clauses (a) through (c) above; and

                  (e) all Indebtedness of others of the character described in clauses (a) through (d) above, but only to the extent that such Indebtedness is subject to a Guaranty of such Person.

         "Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to Section 3.4.(a) hereof, and
(ii) as to any Competitive Bid Rate Advances, the interest period requested by the Borrower and agreed to by the participating Lenders pursuant to Section 2.4. hereof in conformity with Section 3.4.(b) hereof.

         "Interest Rate Contract" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified.

         "Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, including, without limitation, each assignee thereof, if any, pursuant to Section 10.6.(c), together with their corporate successors.

         "Lending Office" shall mean for each Lender, the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

         "LIBO" shall mean, for any Interest Period, with respect to Eurodollar Advances, the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period appearing on the Telerate Screen Page 3750 as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days prior to the first day of the Interest Period. If the foregoing is unavailable for any reason, then such rate shall be determined by and based on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capital Lease or analogous instrument, in, of or on any Property.

         "Loans" shall mean, collectively, the Revolving Loans and the Competitive Bid Loans.

         "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Master Agreement" shall mean that certain Master Agreement dated as of September 2, 1997 executed by the Borrower (as lessee and guarantor), certain subsidiaries of the Borrower (as lessees), Atlantic Financial Group, Ltd. (as lessor), and Agent (as agent), as such may be amended.

         "Material" (or words derived therefrom) as used in this Agreement, means an amount equal to five percent (5%) of the annual net income of the Borrower reported by the Borrower on its most recent Form 10-K (filed with the Securities and Exchange Commission pursuant to ss.13 of the Exchange Act) for each Fiscal Year. The calculation of net income initially shall be determined by reference to the "net income" amount shown on its "Consolidated Statements of Income" report for the 1997 Fiscal Year attached to its Form 10-K delivered by Borrower to Agent for fiscal year ended January 31, 1997 and shall be re-calculated on each occasion that Borrower delivers to Agent its most recently filed Form 10-K.

         "Materially Adverse Effect" shall mean any Material adverse change in
(i) the business, operations, financial condition or assets of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Consolidated Companies (taken as a whole) to perform their respective obligations, if any, under the Credit Documents.

         "Maturity Date" shall mean the earlier of (i) September 2, 2002, and
(ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 8.; provided, however, that the date listed in subsection (i) above may be extended as provided in Section 2.13.

         "Moody's" shall mean Moody's Investors Services, Inc. and each of its successors.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Notes" shall mean, collectively, the Revolving Credit Notes, and the Competitive Bid Notes.

         "Notice of Borrowing" shall have the meaning provided in Section 3.1.(a)(i).

         "Notice of Conversion/Continuation" shall have the meaning provided in
Section 3.1.(b).

         "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Consolidated Companies, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof

         "Payment Office" shall mean with respect to payments of principal, interest, fees or other amounts relating to the Loans and all other Obligations, the office specified as the "Payment Office" for the Agent, on the signature page of the Agent, or to such other place as the Agent directs by written notice delivered to Borrower.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust, limited liability company, limited liability partnership, or other entity, or any government or political subdivision or agency, department or instrumentality thereof

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

         "Prior Revolving Credit Debt" means a revolving credit facility provided to Borrower by NationsBank, N.A. (Carolinas), or its successors-in-interest in the principal amount of $170,000,000.

         "Property" or "Properties" means any interest in any kind of property or asset, whether real or personal, or mixed, or tangible or intangible.

         "Purchase Money Indebtedness" shall mean Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of any Property (excluding trade payables incurred in the ordinary course of business) and any refinancing thereof, in each case entered into in compliance with this Agreement.

         "Rating Agency" shall mean either Moody's or Standard & Poor's.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Required Lenders" shall mean at any time, the Lenders holding at least 66 2/3% of the amount of the Total Commitments, whether or not advanced or, following the termination of all of the Commitments, the Lenders holding at least 66 2/3% of the aggregate outstanding Advances at such time.

         "Requirement of Law" for any Person shall mean any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Revolving Credit Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.3., any assignment thereof pursuant to Section 10.6., or any amendment thereof pursuant to Section 10.2.

         "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or supplemented.

         "Revolving Loans" shall mean, collectively, the revolving loans made to the Borrower by the Lenders pursuant to Section 2.1.

         "Shareholder's Equity" shall mean, with respect to any Person as at any date of determination, shareholder's equity determined on a consolidated basis in conformity with GAAP.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures, limited liability companies, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of Voting Stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "Subsidiary Guaranty" shall mean a Subsidiary Guaranty substantially in the form of Exhibit K executed and delivered by each of the Consolidated Companies in favor of the Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto.

         "Subsidiary Guaranties" shall mean more than one Subsidiary Guaranty.

         "Subsidiary Guarantor" shall mean a Consolidated Company which will execute a Subsidiary Guaranty pursuant to Section 6.10.

         "SunTrust" means SunTrust Bank, Nashville, N.A., its successors and assigns.

         "Synthetic Lease" shall mean the Master Agreement and any future synthetic lease that evidences a transaction that satisfies the requirements of the Statement of Financial Accounting Standards No. 13 (SFAS 13) promulgated by the Financial Accounting Standards Board (FASB) and the Emerging Issues Task Force of the Financial Accounting Standards Board (1990) (EITF 90-15) that is classified as a lease for financial accounting purposes and as a loan for tax purposes.

         "Synthetic Lease Guaranty" means that certain Guaranty Agreement executed by Borrower (as guarantor) dated September 2, 1997 executed in connection with the Master Agreement (guarantying among other things all liabilities thereunder) and any guaranty agreement executed by Borrower with regard to any other Synthetic Lease transaction.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate Screen Page 3750" means the "British Bankers Association LIBOR Rates" shown on page 3750 of the Telerate System Incorporated Service.

         "Total Capitalization" shall mean for the Consolidated Companies on a consolidated basis, the sum of their: (i) Shareholder's Equity, plus (ii) Funded Debt.

         "Total Commitments" shall mean the sum of the Revolving Credit Commitments of all Lenders.

         "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Eurodollar Advances, or Competitive Bid Rate Advances.

         "Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

         SECTION 1.2. ACCOUNTING TERMS AND DETERMINATION.

         Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained, in accordance with GAAP. In the event of a change in GAAP that is applicable to the Consolidated Companies, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Borrower and the Required Lenders will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

         SECTION 1.3. OTHER DEFINITIONAL TERMS.

         The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

         SECTION 1.4. EXHIBITS AND SCHEDULES.

         Exhibits and Schedules attached hereto are by reference made a part hereof.


              ARTICLE 2. REVOLVING LOANS; COMPETITIVE BID LOANS

         SECTION 2.1. COMMITMENT; USE OF PROCEEDS.

                  (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans; provided that, immediately after each such Revolving Loan is made, (i) the aggregate principal amount of all Advances comprising Revolving Loans made by such Lender shall not exceed such Lender's Revolving Credit Commitment, and (ii) the aggregate principal amount of all outstanding Revolving Loans, plus the aggregate principal amount of all Competitive Bid Rate Advances, shall not exceed the Total Commitments. Absent a Default or Event of Default, Borrower shall be entitled to reborrow Revolving Loans in accordance with the provisions hereof.

                  (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans comprised of Eurodollar Advances shall be not less than $10,000,000 or a greater integral multiple of $500,000, and the aggregate principal amount of each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000.

                  (c) The proceeds of Revolving Loans shall be used solely for Acquisitions, capital expenditures, working capital, stock redemptions, and for other general corporate purposes of the Borrower and the Consolidated Companies.

         SECTION 2.2. REVOLVING CREDIT NOTES; REPAYMENT OF PRINCIPAL.

                  (a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                  (b) All Borrowings outstanding under the Revolving Credit Commitments shall be due and payable in full on the Maturity Date.

         SECTION 2.3. VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS; MANDATORY PREPAYMENT.

                  (a) Upon at least three (3) Business Days prior telephonic notice (promptly confirmed in writing) to the Agent, Borrower shall have the right, without premium or penalty, to terminate the Revolving Credit Commitments, in part or in whole, provided that any partial termination of the Revolving Credit Commitments pursuant to this
         Section 2.3. shall be in an amount of at least $10,000,000 and in integral multiples of $1,000,000.

                  (b) Any reduction of Revolving Credit Commitments pursuant to subsection (a) of this Section 2.3. shall apply to proportionately, and shall automatically and permanently reduce the Revolving Credit Commitments of each of the Lenders based upon each Lender's Applicable Commitment Percentage. Any amounts so reduced may not be reinstated.

                  (c) If at any time the aggregate outstanding Competitive Bid Loans and Revolving Loans exceed the Total Commitments, the Borrower shall immediately cause an amount equal to such excess to be applied as follows in the order of priority indicated:

                  First, to the prepayment of outstanding Revolving Loans; and

                  Second, to the prepayment of outstanding Competitive Bid
         Loans,

         with such prepayment to be applied to such Loans as designated by the Borrower and, in the event the Borrower fails to designate a Loan, to such Loans with the earliest maturity dates, based upon the remaining terms of their respective Interest Periods, and with respect to Loans with the same Interest Period, pro rata to the Lenders extending such Loans.

Any prepayment of Revolving Loans and Competitive Bid Loans pursuant to this
Section 2.3., shall be made, insofar as is possible, in such a way as to avoid any funding losses pursuant to Section 3.13.

         SECTION 2.4. COMPETITIVE BID LOANS.

                  (a) In addition to making Revolving Loans pursuant to the Revolving Credit Commitments pursuant to Section 2.1. above, the Lenders may, in their sole discretion and at the request of the Borrower, make Competitive Bid Rate Advances to the Borrower in an amount not to exceed the Available Revolving Credit Commitment.

                  (b) In order to request Competitive Bids, the Borrower shall telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit D attached hereto to be received by Agent no later than 11:00 a.m. (Nashville, Tennessee time), three (3) Business Days prior to the proposed Competitive Bid Loan or Loans. A Competitive Bid Request that does not conform substantially to the format of Exhibit D may be rejected in the Agent's sole discretion, and the Agent shall notify the Borrower of such rejection by telecopy not later than 1:00 p.m. (Nashville, Tennessee time) on the date of receipt. The Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of such Borrowing or Borrowings (which shall be a Business Day) and (ii) the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (iii) subject to Section 3.4. herein, the Interest Period requested with respect thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopy (substantially in the form set forth in Exhibit E attached hereto) the Lenders to bid, subject to the terms and conditions of this Agreement, to make Competitive Bid Rate Advances pursuant to the Competitive Bid Request. The Borrower may not make more than two (2) Competitive Bid Requests in any seven (7) consecutive Business Days.

                  (c) Each Lender may, in its sole discretion, make one or more Competitive Bids (but not more than two) to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopy, substantially in the form of Exhibit F attached hereto, not later than 9:30 a.m. (Nashville, Tennessee time) on the Business Day of the proposed Competitive Bid Loan. Multiple bids (not to exceed two per Lender) will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit F may be rejected by the Agent acting in consultation with the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000) of the Competitive Bid Rate Advance or Advances that the Lender is willing to make to the Borrower, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Bid Rate Advance or Advances, and (iii) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telecopy by the time specified above for submitting a Competitive Bid; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Rate Advance as part of such Competitive Bid Loan. A Competitive Bid submitted by a Lender pursuant to this paragraph (c) shall be irrevocable (absent manifest error).

                  (d) The Agent shall promptly notify the Borrower by telecopy of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Rate Advance in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.4.

                  (e) The Borrower may, in its sole and absolute discretion, subject only to the provisions of this paragraph (e), accept or reject any Competitive Bid referred to in paragraph (d) above. The Borrower shall notify the Agent by telephone, confirmed by tele-copy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (d) above not later than 11:30 a.m. (Nashville, Tennessee time) on the Business Day of the proposed Competitive Bid Loan; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (d) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate with respect to the same requested Advance, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at the same Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause
         (iv) above, no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Bid Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) above, the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph
         (e) shall be irrevocable.

                  (f) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

                  (g) No more than two (2) Competitive Bid Requests shall be made by the Borrower within any seven (7) consecutive Business Days.

                  (h) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one half of an hour earlier than the time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (c) above.

                  (i) Each Lender participating in any Competitive Bid Loan shall make its Competitive Bid Rate Advance available to the Agent on the date specified in the Bid Request at the time and in the manner and subject to the provisions specified in Section 3.2.

                  (j) The proceeds of each of the Competitive Bid Loans shall be used by the Borrower for acquisitions, capital expenditures and as working capital, stock redemption, and for other general corporate purposes of the Borrower and other Consolidated Companies.

                  (k) Any Lender's Competitive Bid Rate Advance shall not reduce such Lender's obligation to lend its share of the remaining unused Commitments.

         SECTION 2.5. COMPETITIVE BID NOTES; REPAYMENT OF PRINCIPAL.

                  (a) The Borrower's obligations to pay the principal of, and interest on, the Competitive Bid Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Competitive Bid Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                  (b) A Competitive Bid Loan shall be due and payable in full on the earlier of (i) the expiration of the applicable Interest Period or
         (ii) the Maturity Date.

         SECTION 2.6. LIMITATION ON THE AMOUNT OF BID LOANS.

         The aggregate outstanding principal amount of all Revolving Loans and all Competitive Bid Loans at any time shall not exceed the Total Commitments at such time.

         SECTION 2.7. PRO RATA PAYMENTS.

         Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and fees (other than the fees payable under the Fee Letter, which shall be retained by the Agent) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment on account of principal of and interest on a Competitive Bid Loan shall be made to the Agent for the account of the Lender making such Competitive Bid Loan, (c) all payments to be made by the Borrower for the account each of the Lenders on account of principal, interest and fees, shall be made in immediately available funds, free and clear of any defenses, setoffs, counter-claims, or withholdings or deductions for taxes, and (d) the Agent will promptly distribute payments received by it to the Lenders. If, for any reason, the Agent makes any distribution to any Lender prior to receiving the corresponding payment from the Borrower, and the Borrower's payment is not received by the Agent within three
(3) Business Days after payment by the Agent to the Lender, the Lender shall, upon written request from the Agent, return the payment to the Agent with interest at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank for the period commencing on the date the Lender received such payment and ending on, but excluding, the date of its repayment to the Agent. If the Agent advises any Lender of any miscalculation of the amount of such Lender's share that has resulted in an excess payment to such Lender, promptly upon request by the Agent such Lender shall return the excess amount to the Agent with interest calculated as set forth above. Similarly, if a Lender advises the Agent of any miscalculation that has resulted in an insufficient payment to such Lender, promptly upon written request by such Lender the Agent shall pay the additional amount to such Lender with interest calculated as set forth above. In the event the Agent is required to return any amount of principal, interest or fees or other sums received by the Agent after the Agent has paid over to any Lender its share of such amount, such Lender shall, promptly upon demand by the Agent, return to the Agent such share, together with applicable interest on such share.

         SECTION 2.8. EXTENSION OF COMMITMENTS.

         (a) The Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), given not more than ninety (90) days nor less than sixty (60) days prior to the annual anniversary of the Closing Date while the Revolving Credit Commitments are in effect, request that the Lenders extend the then scheduled Maturity Date (the "Existing Date") for an additional one-year period, provided, however, that the Borrower is not entitled to more than three renewals. Each Lender shall, by notice to the Borrower and the Agent within thirty (30) days after the Borrower gives such notice, advise the Borrower and the Agent whether or not such Lender consents to the extension request (and any Lender that fails to respond during such thirty (30) day period shall be deemed to have advised the Borrower and the Agent that it will not agree to such extension).

         (b) In the event that, on the 30th day after Borrower gives the notice described in subsection (a) above, not all of the Lenders have agreed to extend the Revolving Credit Commitments, the Borrower shall notify each of the consenting Lenders ("Consenting Lenders") of the amount of the Revolving Credit Commitments of the non-consenting Lenders ("NonConsenting Lender") and each of such Consenting Lenders shall, by notice to the Borrower and the Agent given within ten (10) Business Days after receipt of such notice, advise the Agent and the Borrower whether or not such Lender wishes to purchase all or a portion of the Revolving Credit Commitments of the Non-Consenting Lenders (and any Lender which does not respond during such 10-Business Day period shall be deemed to have rejected such offer). In the event that more than one Consenting Lender agrees to purchase all or a portion of such Revolving Credit Commitments, the Borrower and the Agent shall allocate such Revolving Credit Commitments among such Consenting Lenders so as to preserve, to the extent possible, the relative pro-rata shares of the Consenting Lenders of the Revolving Credit Commitments prior to such extension request. If the Consenting Lenders do not elect to assume all of the Revolving Credit Commitments of the Non-Consenting Lenders, the Borrower shall have the right to arrange for one or more banks or other lending institutions (any such bank or lending institution being called a "New Lender"), to purchase the Revolving Credit Commitment of any NonConsenting Lender. Such New Lender must meet the requirements of an Eligible Assignee. Each Non-Consenting Lender shall assign its Revolving Credit Commitment and the Loans outstanding hereunder to the Consenting Lender or New Lender purchasing such Revolving Credit Commitment in accordance with Section 10.6., in return for payment in full of all principal, interest, and other amounts owed to such Non-Consenting Lender hereunder on or before the Existing Date and, as of the effective date of such assignment, shall no longer be a party hereto, provided that each New Lender shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld). If (and only if) Lenders (including New Lenders) holding Revolving Credit Commitments representing at least 100% of the aggregate Revolving Credit Commitments on the date of such extension request shall have agreed in accordance with the terms hereof to such extension (the "Continuing Lenders"), then (i) the Maturity Date shall be extended for one additional year from the Existing Date and (ii) the Commitment of any NonConsenting Lender which has not been assigned to a Consenting Lender or to a New Lender shall terminate (with the result that the amount of the Total Commitments shall be decreased by the amount of such Revolving Credit Commitment), and all Loans of such Non-Consenting Lenders shall become due and payable, together with all accrued interest thereon and all other amounts owed to such Non-Consenting Lender hereunder, on the Existing Date applicable to such Lender without giving effect to the extension of the Maturity Date.

         (c) The effective date of any extension of the Maturity Date shall be the date on which 100% of the Continuing Lenders have agreed to such extension in accordance with the terms hereof.

                          ARTICLE 3. GENERAL LOAN TERMS

         SECTION 3.1.      FUNDING NOTICES.

                  (a)(i) Whenever the Borrower desires to make a Borrowing of Revolving Loans with respect to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to
         Section 3.1.(b)), it shall give the Agent prior written notice in substantially the same form as set forth in Exhibit L (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given at Agent's Payment Office (x) prior to 11:00 a.m. (Nashville, Tennessee time) on the Business Day which is the requested date of such Borrowing in the case of Base Rate Advances, and (y) prior to 11:00 a.m. (Nashville, Tennessee time) three (3) Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Nashville, Tennessee time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                  (ii) Whenever Borrower desires to receive Competitive Bids, it shall follow the procedure set forth in Section 2.4.

                  (b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three (3) Business Days' prior written notice in substantially the same form as Exhibit M (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 a.m. (Nashville, Tennessee time) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing consisting of Eurodollar Advances, Borrower shall have failed to deliver the Notice of Conversion/ Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                  (c) The Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.1. with respect to the Revolving Credit Commitments.

         SECTION 3.2. DISBURSEMENT OF FUNDS.

                  (a) No later than 2:00 p.m. (Nashville, Tennessee time), each Lender will make available its Applicable Commitment Percentage of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (b) No later than 2:00 p.m. (Nashville, Tennessee time) on the date of each Competitive Bid Loan, each Lender participating in such Competitive Bid Loan will make available its pro rata share of the amount of such Competitive Bid Loan in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amount to Borrower's demand deposit account maintained with the Agent or at the Borrower's option by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower by the close of business on such Business Day. In the event that Lenders do not make such amounts available to the Agent by the time prescribed above but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 3.13. hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (d) All Borrowings under the Revolving Credit Commitments shall be loaned by the Lenders on the basis of their Applicable Commitment Percentage on the date of such Borrowing. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment hereunder.

         SECTION 3.3. INTEREST.

                  (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                           (i) For Base Rate Advances--The Base Rate in effect from time to time; and

                           (ii) For Eurodollar Advances--The relevant Adjusted
                  LIBO Rate plus the Applicable Margin.

                  (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Competitive Bid Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Competitive Bid Rate or Rates agreed to by the Borrower and the Lender(s) participating therein for each Competitive Bid Loan.

                  (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans and Competitive Bid Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                              (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the greater of (A) the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2%) per annum or (B) the rate in effect for Base Rate Advances plus an additional two percent (2%) per annum; and

                              (ii) in the case of overdue principal and interest
                  with respect to all other Loans outstanding as Base Rate Advances or Competitive Bid Rate Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the Base Rate plus an additional two percent (2%) per annum.

                  (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof, provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on or before twelve noon (Nashville, Tennessee time) at the Payment Office on the last day of each calendar quarter, commencing on September 30, 1997. Interest on all outstanding Eurodollar Advances and Competitive Bid Rate Advances shall be payable on or before twelve noon (Nashville, Tennessee time) at the Payment Office on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances and Competitive Bid Rate Advances having an Interest Period in excess of three months, on or before twelve noon (Nashville, Tennessee time) at the Payment Office each three month anniversary of the initial date of such Interest Period. Interest on all Loans shall be payable on or before twelve noon (Nashville, Tennessee time) at the Payment Office on any conversion of any Advances comprising such Loans into Advances of another Type (other than in connection with the conversion from a Base Rate Loan), prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand. All interest payments shall be paid to Agent in immediately available funds, free and clear of any defenses, set-offs, counterclaims, or withholdings or deduction for taxes.

                  (e) The Agent shall promptly notify the Borrower and the other Lenders by telephone (confirmed in writing) or in writing, upon determining the Adjusted LIBO Rate for any Interest Period. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 3.4. INTEREST PERIODS; MAXIMUM NUMBER OF BORROWINGS.

                  (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

                  (b) In connection with the submission of each Competitive Bid Request, the Borrower may select an Interest Period to be applicable to such Competitive Bid Loan of not less than seven (7) days nor more than one hundred eighty (180) days.

                  (c) Notwithstanding paragraphs (a) and (b) of this Section
         3.4.:

                              (i)   The initial Interest Period for any
                  Borrowing of Eurodollar Advances, Base Rate Advances, or Competitive Bid Rate Advances shall commence on the date of such Borrowing (including,the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                              (ii)  If any Interest Period would otherwise
                  expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) Any Interest Period in respect of Eurodollar
                  Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                           (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date,

                  (d) At no time shall there be more than eight (8) Eurodollar Advances and Competitive Bid Rate Advances outstanding at any one time.

         SECTION 3.5. FEES.

                  (a) Borrower shall pay to the Agent, for the ratable benefit of each Lender based upon its respective Applicable Commitment Percentage of the Total Commitments, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 1997, and on the Maturity Date, equal to the Facility Fee Percentage multiplied by the average daily amount of the Revolving Credit Commitments, whether or not utilized.

                  (b) Borrower shall pay to the Agent the amounts and on the dates agreed to in the Fee Letter.

         SECTION 3.6. EFFECTIVE DATE FOR ADJUSTMENT TO FACILITY FEE PERCENTAGE AND APPLICABLE MARGIN.

         The Facility Fee Percentage and Applicable Margin (collectively "Applicable Percentages") shall be determined and adjusted quarterly on the Business Day next following the date on which the Agent accepts the officer's certificate required to be furnished by the Borrower in accordance with the provisions of Section 6.7.(d) (each a "Calculation Date"). Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

         SECTION 3.7. VOLUNTARY PREPAYMENTS OF BORROWINGS.

                  (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Upon two (2) Business Days' prior written notice given by Borrower to Agent, Borrowings consisting of Eurodollar Advances or Competitive Bid Rate Advances may be prepaid on the last day of any applicable Interest Period, in whole, or from time to time in part, in amounts aggregating $100,000 or an integral multiple of $1,000,000 (except that no partial prepayment may be made if the remaining principal amount outstanding of such Eurodollar Advance which comprises a Revolving Loan or Competitive Bid Rate Advance would be less than $10,000,000), by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment. Prepayment of Eurodollar Advances or Competitive Bid Rate Advances may not be made except on the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.7.(b) below.

                  (b) All voluntary prepayments shall be applied to the payment of interest then due and owing before application to principal.

         SECTION 3.8. MANNER OF PAYMENT, CALCULATION OF INTEREST, TAXES.

                  (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause 3.8.(b)(iii) below, shall be made without defense, set-off, or counterclaim to the Agent not later than 11:00 a.m. (Nashville, Tennessee time) on the date when due and shall be made in Dollars in immediately available funds at the Agent's Payment Office.

                  (b)(i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it
         (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof, and in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, or any political subdivision thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any government authority charged with the interpretation or administration thereof after the date of this Agreement). If any such Taxes are so levied or imposed, Borrower agrees
         (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.8.), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any such Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                           (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any Material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from withholding under applicable law.

                           (iii) Borrower shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof

                           (iv) In addition to the documents to be furnished pursuant to Section 3.8.(b)(ii), each Lender shall, promptly upon the reasonable written request of the Borrower to that effect, deliver to the Borrower such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation or any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement or the Notes.

                           (v) The Borrower shall not be required to pay any amounts pursuant to Section 3.8.(b)(i), or (iii) to any Lender for the account of any Lending Officer of such Lender in respect of any United States withholding taxes payable hereunder (and the Borrower, if required by law to do so, shall be entitled to withhold such amounts and pays such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under
                  Section 3.8.(b)(ii), and such Lender shall not be entitled to an exemption from deduction or withholding of United Stated Federal income tax in respect of the payment of such sum by the Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

                             (vi) Within sixty (60) days of the written request
                  of the Borrower, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

                             (vii) To the extent that the payment of any
                  Lender's Taxes by the Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to the Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposed of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the Notes.

                  (c) Subject to Section 3.4.(c)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances and Competitive Bid Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

         SECTION 3.9. INTEREST RATE NOT ASCERTAINABLE, ETC.

         In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

         SECTION 3.10. ILLEGALITY.

                  (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance or Competitive Bid Rate Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

                  (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances or Competitive Bid Rate Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance, as the case may be, shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or

         Advances are then outstanding, Borrower shall immediately, or if subject to applicable law, no later than the date permitted by applicable law, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.10.(b).

         SECTION 3.11. INCREASED COSTS.

                  (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                           (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or Competitive Bid Rate Advances, or its obligation to make such Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or Competitive Bid Rate Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                           (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or Competitive Bid Rate Advances or its obligation to make Eurodollar Advances or Competitive Bid Rate Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or Competitive Bid Rate Advances or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.8.(b)), upon written notice from and demand by such Lender to Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within ten (10) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final conclusive and binding for all purposes.

                  (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.11.(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances or, if applicable, Competitive Bid Rate Advances, then, and in any such event:

                           (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

                           (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances or Competitive Bid Rate Advances shall be immediately suspended; and

                           (iii) in the event the affected Loan is a Revolving
                  Loan, such Lender shall make a Loan as part of the requested Borrowing under the Revolving Loan Commitments of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

         SECTION 3.12. LENDING OFFICES.

                  (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances or Competitive Bid Rate Advances, as the case may be, affected by the matters or circumstances described in Sections 3.8.(b), 3.9., 3.10., 3.11. or 3.17. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 3.12. shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

                  (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its Lending Offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.8.(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.8.(b) or otherwise result in any liability of such Lender.

         SECTION 3.13. FUNDING LOSSES.

         Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances or Competitive Bid Rate Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances or Competitive Bid Rate Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing, Competitive Bid Accept/Reject Letter, or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.10.(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

         SECTION 3.14. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR AND COMPETITIVE BID RATE ADVANCES.

         Calculation of all amounts payable to a Lender under this Article 3. shall be made as though that Lender had actually funded its relevant Eurodollar Advances or Competitive Bid Rate Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances or Competitive Bid Rate Advance in an amount equal to the amount of the Eurodollar Advances or Competitive Bid Rate Advance and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances or Competitive Bid Rate Advance from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however that each Lender may fund each of its Eurodollar Advances or Competitive Bid Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article 3.

         SECTION 3.15. APPORTIONMENT OF PAYMENTS.

         Aggregate principal and interest payments in respect of Loans and payments in respect of Facility Fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its payment office specified by any Lender its share of any such payments received by the Agent on the same Business Day as such payment is deemed to be received by the Agent.

         SECTION 3.16. SHARING OF PAYMENTS, ETC.

         If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Applicable Commitment Percentage of payments or reductions on account of such obligations obtained by all the Lenders (other than payments of principal, interest and fees with respect to the Competitive Bid Loans which are payable solely to the Lenders participating therein), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.16. may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Any payment received by the Agent or any Lender following the occurrence and during the continuation of an Event of Default shall be distributed pro rata amongst the Lenders based upon the percentage obtained by dividing the Obligations owing to each Lender by the total amount of Obligations on the date of receipt of such payment, with such amounts to be applied to the outstanding Obligations in accordance with the terms of this Agreement.

         SECTION 3.17. CAPITAL ADEQUACY.

         Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be Material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.17. (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 3.18. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

                  (a) Each Lender or the Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.8.(b) no later than six months after the earlier of (i) on the date on which Lender or the Agent makes payment of any such Taxes and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for the payment of such Taxes.

                  (b) Each Lender or Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.13. no later than six months after the event giving rise to the claim for indemnification or compensation occurs.

                  (c) Each Lender or the Agent shall make written demand on the Borrower for identification or compensation pursuant to Section 3.11. or Section 3.17. no later than six months after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order, interpretation or occurrence of another event giving rise to a claim pursuant to such provisions.

                  (d) In the event that the Lenders or Agent fail to give the Borrower notice within the time limitations set forth above, the Borrower shall not have any obligation to pay amounts with respect to such claims accrued prior to six months preceding any written demand therefor.


                       ARTICLE 4. CONDITIONS TO BORROWINGS

         The obligation of each Lender to make Advances to Borrower is subject to the satisfaction of the following conditions:

         SECTION 4.1. CONDITIONS PRECEDENT TO INITIAL LOANS.

         At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

                  (a) the duly executed counterparts of this Agreement;

                  (b) the duly completed Revolving Credit Notes evidencing the Revolving Credit Commitments, and any applicable, duly executed Competitive Bid Notes evidencing the Competitive Bid Facility;

                  (c) all required, duly executed Subsidiary Guaranties;

                  (d) certificates of the Secretary or Assistant Secretary of the Borrower attaching and certifying copies of the resolutions of the board of directors of the Borrower, and each Subsidiary Guarantor providing a required Subsidiary Guaranty (including Subsidiaries serving as general partners of any Subsidiary), authorizing as applicable the execution, delivery and performance of the Credit Documents;

                  (e) certificates of the Secretary or an Assistant Secretary of the Borrower certifying (i) the name, title and true signature of each officer of the Borrower executing the Credit Documents, and (ii) the bylaws of the Borrower and each Subsidiary Guarantor;

                  (f) certified copies of the certificate or articles of incorporation of the Borrower and each of its Subsidiaries certified by the Secretary of State and by the Secretary or Assistant Secretary of the Borrower or such Subsidiaries, as appropriate, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of the Borrower and each of its Subsidiaries, and each other jurisdiction where the ownership of Property or the conduct of its business require the Borrower or its Subsidiaries to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

                  (g) certificate of Borrower in substantially the form of Exhibit H attached hereto and appropriately completed;

                  (h) the favorable opinion of corporate counsel to the Consolidated Companies as to certain matters, substantially in the form of Exhibit I, in each case addressed to the Agent and each of the Lenders;

                  (i) copies of all documents and instruments, including all consents, authorizations and filings, required under the articles or certificate of incorporation and bylaws or other organizational or governing documents, under any Requirement of Law or by any Material Contractual Obligation of the Consolidated Companies, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect;

                  (j) any other document, opinion or certificate reasonably requested by the Agent and the Lenders assuring the Agent and the Lenders that all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents are in form and substance satisfactory to the Lenders; and

                  (k) a certificate from the Chief Financial Officer of the Borrower certifying that the first Advance under the Revolving Credit Commitments shall be used to cancel and pay in full all Prior Revolving Credit Debt.

         SECTION 4.2. CONDITIONS TO ALL LOANS.

         At the time of the making of all Loans, including the initial Loans hereunder, (before as well as, after giving effect to such Loans and to the proposed use of the proceeds thereon, the following conditions shall have been satisfied or shall exist:

                  (a) there shall exist no Default or Event of Default;

                  (b) all representations and warranties by Borrower contained herein shall be true and correct in all Material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans except to the extent they expressly relate to an earlier date or have been updated to the extent permitted herein;

                  (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14., there shall have been no change which has had or is reasonably likely to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.7.);

                  (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of any Executive Officer of Borrower, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more of the Consolidated Companies' right to own or operate any portion of its business or Properties, or to compel one or more of the Borrower and its Consolidated Companies to dispose of or hold separate all or any portion of its businesses or Properties, where such portion or portions of such business(es) or Properties, as the case may be, constitute a Material portion of the total businesses or Properties, of the Consolidated Companies;

                  (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any Consolidated Company; and

                  (f) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

Each request for a Borrowing or Competitive Bid Request and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 4.
1. and 4.2. have been satisfied.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

         SECTION 5.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its Property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of Property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where the failure to so comply is reasonably likely to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.1. Schedule 5.1. may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         SECTION 5.2. CORPORATE POWER; AUTHORIZATION.

         Each of the Borrower and its Subsidiary Guarantors has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower or its Subsidiary Guarantors, or the validity or enforceability against the Borrower or its Subsidiary Guarantors, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

         SECTION 5.3. ENFORCEABLE OBLIGATIONS.

         This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Consolidated Companies, as applicable, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Consolidated Companies executing the same, enforceable against such Consolidated Companies in accordance with their respective terms.

         SECTION 5.4. NO LEGAL BAR.

         The execution, delivery and performance by the Consolidated Companies of the Credit Documents do not violate their respective articles or certificates of incorporation, bylaws or other organizational or governing documents, or any Requirement of Law, or any applicable judgment, court order, administrative agency order, or cause a breach or default under any of their respective Material Contractual Obligations.

         SECTION 5.5. NO MATERIAL LITIGATION.

         Except as set forth on Schedule 5.5., no litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Executive Officer of the Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective Properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.6. INVESTMENT COMPANY ACT, ETC.

         Neither of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur Indebtedness for Money Borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         SECTION 5.7. MARGIN REGULATIONS.

         No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         SECTION 5.8. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on
         Schedule 5.8.(a)), except as set forth on Schedule 5.8.(a)).

                  (b) Except as set forth on Schedule 5.8.(b), none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any continuation on any Properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated

         Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate.

                  (c) Except as set forth on Schedule 5.8.(c), the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals for the operations conducted on their respective Properties, including without limitation, all required Material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, in any such case where the failure to have such license, permit or approval is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.9. INSURANCE.

         The Consolidated Companies currently maintain such insurance with respect to their Properties and business with financially sound and reputable insurers, and in such amounts and having such coverages against losses and damages which the Borrower in the exercise of its reasonable prudent business judgment has determined to be necessary to prevent the Consolidated Companies from experiencing a loss which would cause a Materially Adverse Effect. The Consolidated Companies have paid all Material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

         SECTION 5.10. NO DEFAULT.

         None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.11. NO BURDENSOME RESTRICTIONS.

         Except as set forth on Schedule 5.11., none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law or any provision of its respective articles or certificates of incorporation, bylaws, or other organizational or governing documents which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.12. TAXES.

         The Consolidated Companies have filed all Federal tax returns and, to the knowledge of any Executive Officer of the Borrower, the Consolidated Companies have filed all other tax returns which are required to have been filed in any jurisdiction; the Consolidated Companies have paid all taxes shown to be due and payable on such Federal returns and other returns and all other taxes, assessments, fees and other charges payable by them, in each case, to the extent the same have become due and payable and before they have become delinquent, except for the filing of any such returns or the payment of any taxes, assessments, fees and other charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which any Consolidated Company has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it in good faith to be adequate. The Borrower has not received written notice of any proposed Material tax assessment with respect to Federal income taxes against any of the Consolidated Companies nor does any Executive Officer of the Borrower know of any Material Federal income tax liability on the part of the Consolidated Companies other than any such assessment or liability which is adequately reserved for on the books of the Consolidated Companies in accordance with GAAP.

         SECTION 5.13. SUBSIDIARIES.

         Except as disclosed on Schedule 5.13., Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. Schedule 5.13. may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         SECTION 5.14. FINANCIAL STATEMENTS.

         Borrower has furnished to the Agent and the Lenders (i) the audited consolidated balance sheets as of January 31, 1997 of the Consolidated Companies and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended, including in each case the related notes. The foregoing financial statements fairly present in all Material respects the consolidated financial condition of the Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain notes). The Consolidated Companies taken as a whole did not have any Material contingent obligations, contingent liabilities, or Material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be reflected in the foregoing financial statements or the notes thereto that are not so reflected. Since May 2, 1997, there have been no changes with respect to the Consolidated Companies which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.15. ERISA.

         Except as disclosed on Schedule 5.15.:

                  (a) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

                  (b) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (c) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (d) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

         SECTION 5.16. PATENTS, TRADEMARKS, LICENSES, ETC.

         Except as set forth on Schedule 5.16., (i) the Consolidated Companies have obtained and hold in full force and effect all Material governmental authorizations, consents, approvals, patents, trademarks, service marks, franchises, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, franchise, trade name, copyright, license or other right owned by any other Person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

         SECTION 5.17. OWNERSHIP OF PROPERTY; LIENS.

                  (a) Except as set forth on Schedule 5.17., (i) each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to all of its other Property, as such Properties are reflected in the consolidated balance sheet of the Consolidated Companies as of May 2, 1997, except where the failure to hold such title, leasehold interest, or possession would not have a Materially Adverse Effect, other than Properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no known Lien or title defect of any kind, except Liens permitted by Section 7.2. and (ii) the Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases except where the failure to enjoy peaceful and undisturbed possession would not have a Materially Adverse Effect.

                  (b) As of the date of this Agreement, the Property owned by each Consolidated Company is not subject to any Lien securing any Indebtedness or other obligation of such Consolidated Company in excess of $2,500,000 individually or in the aggregate, other than as described on Schedule 5.17. hereof.

         SECTION 5.18. INDEBTEDNESS.

         Other than as described on Schedule 5.18. herein, and as of the date hereof, the Consolidated Companies, on a consolidated basis, are not obligors (singularly or in the aggregate) in respect of any Indebtedness for Borrowed Money in excess of $2,500,000 or any commitment to create or incur any Indebtedness for Borrowed Money in excess of $2,500,000.

         SECTION 5.19. FINANCIAL CONDITION.

         On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, the Property of each Consolidated Company at fair valuation and based on their present fair saleable value will exceed such Consolidated Company's debts, including contingent liabilities, (ii) the remaining capital of such Consolidated Company will not be unreasonably small to conduct such Consolidated Company's business, and (iii) such Consolidated Company will not have incurred debts, or have intended to incur debts, beyond the Consolidated Company's ability to pay such debts as they mature. For purposes of this Section 5.19., "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         SECTION 5.20. LABOR MATTERS.

         Except as set forth in Schedule 5.20., the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which is reasonably likely to have, a Materially Adverse Effect, and, to the best knowledge of the Executive Officers of the Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company except as disclosed in writing to the Agent. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any Material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies, in each case where the failure to comply with such laws or to pay or accrue such liabilities is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.21. PAYMENT OF DIVIDEND RESTRICTIONS.

         Except as described on Schedule 5.21., none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

         SECTION 5.22. DISCLOSURE.

                  (a) Neither this Agreement nor any financial statements delivered to the Lenders nor in the most recent version of any other document, certificate or written statement furnished to the Lenders by or on behalf of any Consolidated Company in connection with the transactions contemplated hereby contains any untrue statement of a Material fact or omits to state a Material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the representation set forth in this Section 5.22.(a) shall not apply to any financial projections or other pro forma financial information.

                  (b) The financial projections and other pro forma financial information contained in the information referred to in subsection (a) above were based on good faith estimates and assumptions believed by the applicable Consolidated Companies to be reasonable at the time made and at the time furnished to the Agent and/or any Lender, it being recognized by the Lenders that such projections and other pro forma financial information as to future events such projections and other pro forma financial information may differ from the projected results for such period or periods.

         SECTION 5.23.  NOTICE OF VIOLATIONS.

         The Borrower has not received notice, and no Consolidated Company has received notice, that it is in violation of any Requirement of Law, judgment, court order, rule, or regulation that would be expected to have a Materially Adverse Effect.

         SECTION 5.24.  FILINGS.

         The Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all Material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                        ARTICLE 6. AFFIRMATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will:

         SECTION 6.1. CORPORATE EXISTENCE, ETC.

         Preserve and maintain, and cause each of the Consolidated Companies to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 7.3.), its Material rights, franchises, and licenses, and its Material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, service marks, and other intellectual property rights, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.2. COMPLIANCE WITH LAWS, ETC.

         Comply, and cause each Consolidated Company to comply, with all Requirements of Law (including, without limitation, the Environmental Laws) and all Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.3. PAYMENT OF TAXES AND CLAIMS, ETC.

         File and cause each Consolidated Company to file all Federal, state, local and foreign tax returns that are required to be filed by each of them and pay all taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by any Consolidated Company; and each Consolidated Company will pay or cause to be paid all other taxes, assessments, fees and other governmental charges and levies which, to the knowledge of any of the Executive Officers of any Consolidated Company, are due and payable before the same become delinquent, except any such taxes and assessments as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with GAAP.

         SECTION 6.4. KEEPING OF BOOKS.

         Keep, and cause each Consolidated Company to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

         SECTION 6.5. VISITATION, INSPECTION, ETC.

         Permit, and cause each Consolidated Company to permit, any representative of the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of its Property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

         SECTION 6.6. INSURANCE; MAINTENANCE OF PROPERTIES.

                  (a) Maintain or cause to be maintained with financially sound and reputable insurers, such insurance with respect to its Properties and business in such amounts as the Borrower has determined in the exercise of its reasonable prudent business judgment is necessary to prevent the Consolidated Companies, singularly or in the aggregate from experiencing a loss which would cause a Materially Adverse Effect.

                  (b) Cause, and cause each of the Consolidated Companies to cause, all Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the reasonable judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the reasonable judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

                  (c) Cause a summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies to be delivered to the Agent on or before thirty (30) days after the Closing Date.

         SECTION 6.7. FINANCIAL REPORTS.

         The Borrower will furnish to the Agent and each Lender:

                  (a) Within fifty (50) days after the end of each of the first three quarter-annual periods of each Fiscal Year (and, in any event, in each case as soon as prepared), the quarterly Financial Report of the Borrower as of the end of that period, prepared on a consolidated basis and accompanied by a certificate, dated the date of furnishing, signed by a Financial Officer of the Borrower to the effect that such Financial Report accurately presents in all Material respects the consolidated financial condition of the Consolidated Companies and that such Financial Report has been prepared in accordance with GAAP consistently applied (subject to year end adjustments), except that such Financial Report need not be accompanied by notes.

                  (b) Within one hundred (100) days after the end of each Fiscal Year (and, in any event, as soon as available), the annual Financial Report of the Borrower (with accompanying notes) for that Fiscal Year prepared on a consolidated basis (which Financial Report shall be reported on by the Borrower's independent certified public accountants, such report to state that such Financial Report fairly presents in all Material respects the consolidated financial condition and results of operation of the Consolidated Companies in accordance with GAAP and to be without any Material qualifications or exceptions). The audit opinion in respect of the consolidated Financial Report shall be the unqualified opinion of one of the nationally recognized "Big Six" firms of independent certified public accountants acceptable to Agent.

                  (c) Within fifty (50) days after the end of each of its first three quarterly accounting periods and within one hundred (100) days after the end of each Fiscal Year, a statement certified as true and correct by a Financial Officer of the Borrower, substantially in the form of Exhibit J hereto, with back-up material setting forth in reasonable detail such calculations attached thereto and stating whether any Default or Event of Default has occurred and is continuing, and if a Default or Event of Default has occurred and is continuing, stating the Borrower's intentions with respect thereto;

                  (d) Within fifty (50) days after the end of each of its quarterly accounting periods (including the year end quarterly period), a statement certified as true and correct by a Financial Officer of the Borrower setting forth the Consolidated Funded Debt to Total Capitalization Ratio and the Fixed Charge Coverage Ratio as of the last day of such quarterly accounting period.

                  (e) Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports (including, without limitation, Borrower's 8-K, 10-K, and 10-Q reports), proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing Material developments in the business or financial condition of Borrower and the other Consolidated Companies.

                  (f) Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

                  (g) As soon possible and in any event within thirty (30) days after the Borrower or any Consolidated Company knows or has reason to know that any "Reportable Event" (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA) and such Reportable Event involves a matter that has had, or is reasonably likely to have, a Materially Adverse Effect, a statement of a Financial Officer of the applicable Consolidated Company setting forth details as to such Reportable Event and the action which the applicable Consolidated Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the applicable Consolidated Company.

                  (h) With reasonable promptness, such other information relating to the Borrower's performance of this Agreement or its financial condition as may reasonably be requested from time to time by the Agent.

                  (i) Concurrently with the furnishing of the annual consolidated Financial Report required pursuant to Section 6.7.(b) hereof, furnish or cause to be furnished to Agent and each Lender a certificate of compliance in a form reasonably satisfactory to Agent prepared by one of the nationally recognized "Big Six" accounting firms stating that in making the examination necessary for their audit, they have obtained no knowledge of any Default or Event of Default, or if they have obtained such knowledge, disclosing the nature, details , and period of existence of such event.

         SECTION 6.8. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS.

         Immediately upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $2,500,000.00 where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness of the Consolidated Companies to exercise rights under any Change in Control Provision.

         SECTION 6.9. NOTICE OF LITIGATION.

         The Borrower shall notify the Agent of any actions, suits or proceedings instituted by any Person against the Consolidated Companies where the uninsured portion of the money damages sought (which shall include any deductible amount to be paid by the Borrower or any Consolidated Company) is singularly in an amount in excess of $15,000,000.00 or where unreserved amounts in the aggregate are in excess of $15,000,000.00 or which is reasonably likely to have a Materially Adverse Effect. Said notice is to be given along with the quarterly and annual reports required by Section 6.7. hereof, and is to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

         SECTION 6.10. SUBSIDIARY GUARANTIES.

                  (a) Subject to subsection (c) below, the Borrower shall cause each of the Consolidated Companies existing as of the Closing Date to execute and deliver on or before the Closing Date a Subsidiary Guaranty in substantially the same form as set forth in Exhibit K. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

                  (b) Subject to subsection (c) below, the Borrower shall cause each Consolidated Company not existing as of the Closing Date to execute and deliver a Subsidiary Guaranty in substantially the same form as set forth in Exhibit K, simultaneously with the creation or acquisition of any such Consolidated Company by the Borrower or any other such Consolidated Company. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

                  (c) Notwithstanding the foregoing subsections (a) and (b), the Borrower shall not be required to cause any Consolidated Company to deliver a Subsidiary Guaranty if the delivery of such documents would cause such Consolidated Company to violate any Requirement of Law.

         SECTION 6.11. EXISTING BUSINESS.

         Remain and cause each Consolidated Company to remain engaged in business of the same general nature and type as conducted on the Closing Date.

         SECTION 6.12. ERISA INFORMATION AND COMPLIANCE.

         Comply and cause each Consolidated Company to comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which any Consolidated Company is a party. The Borrower shall provide and shall cause each Consolidated Company to provide Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.


                          ARTICLE 7. NEGATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid:

         SECTION 7.1.  FINANCIAL REQUIREMENTS.

         The Borrower shall not:

                  (a) Fixed Charge Coverage Ratio. Suffer or permit, as of the last day of any fiscal quarter, the ratio of (A) Consolidated EBITR to
         (B) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Rental Expense to be less than 2.0 to 1.0, as calculated for the most recently concluded quarter and the immediately three (3) preceding fiscal quarters.

                  (b) Consolidated Funded Debt to Total Capitalization Ratio. Permit, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt to Total Capitalization to be greater than .50 to 1.0.

         SECTION 7.2. LIENS.

         The Borrower will not, and will not permit any Consolidated Company to, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired; provided, however, that this
Section 7.2. shall not apply to the following:

                  (a) any Lien for taxes not yet due or taxes or assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

                  (b) any customary Liens, pledges or deposits in connection with worker's compensation, unemployment insurance, or social security, or deposits incidental to the conduct of the business of any Consolidated Company or the ownership of any of their Properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate Materially detract from the value of their Properties or Materially impair the use thereof in the operation of their businesses;

                  (c) any customary Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, and similar obligations and as to which adequate reserves have been established in accordance with GAAP;

                  (d) statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

                  (e) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property on the date of the acquisition thereof and statutory Liens of landlords and lessors which in any case do not Materially detract from the value of such real property or impair the use thereof;

                  (f) any Lien in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder;

                  (g) any Lien existing on the date hereof and disclosed on the consolidated Financial Reports of Borrower;

                  (h) statutory Liens arising under ERISA created in the ordinary course of business for amounts not yet due and as to which adequate reserves have been established in accordance with GAAP; and

                  (i) any Lien incurred in connection with Purchase Money Indebtedness and placed upon any Property at the time of its acquisition (or within 60 days thereafter) by any Consolidated Company to secure all or a portion of the purchase price therefor, provided that the aggregate cumulative amount of Indebtedness secured by such purchase money Liens must never exceed an amount equal to five percent (5%) of Consolidated Net Worth (in calculating the amount of any Purchase Money Indebtedness secured by a Lien for the purpose of this
         Section 7.2.(d), there shall be excluded Purchase Money Indebtedness in an amount up to $10,000,000 per distribution center under construction by any Consolidated Company with the maximum exclusion, regardless of the number of distribution centers under construction, of no more than $20,000,000, provided that the Purchase Money Indebtedness incurred in connection with the construction of a distribution center and the purchase money Lien evidenced thereby is repaid and cancelled within 90 days following the issuance of a certificate of occupancy, or similar certification, for such distribution center), and provided, that any such Lien shall not encumber any other Properties of any Consolidated Company.

         SECTION 7.3. MERGER AND SALE OF ASSETS.

         The Borrower will not, without the prior written consent of the Required Lenders, merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or, during any twelve-month period, a Material part of its Property to any Person, nor shall the Borrower permit any Consolidated Company to take any of the above actions; provided that notwithstanding any of the foregoing limitations, if no Default or Event of Default shall then exist or immediately thereafter will exist, Consolidated Companies may take the following actions:

                  (a) Any Consolidated Company may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any one or more other Subsidiaries provided that either the continuing or surviving corporation shall remain a Consolidated Company;

                  (b) Any Consolidated Company may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower, or (ii) any other Consolidated Company; and

                  (c) The Borrower may sell for fair value Scottsville, Kentucky office buildings (exclusive of its Scottsville, Kentucky distribution center).

         SECTION 7.4. TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, and will not permit any Consolidated Company to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliates), except in the ordinary course of and pursuant to the reasonable requirements of such Consolidated Company's business and upon fair and reasonable terms no less favorable to such Consolidated Company than such party would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         SECTION 7.5. NATURE OF BUSINESS.

         The Borrower will not, and will not permit any Consolidated Company to, engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by any Consolidated Company would be fundamentally changed from the general nature of the business engaged in by the Consolidated Companies on the date of this Agreement.

         SECTION 7.6. REGULATIONS G, T, U AND X.

         The Borrower will not nor will it permit any Consolidated Company to take any action that would result in any non-compliance of the Advances made hereunder with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

         SECTION 7.7. ERISA COMPLIANCE.

         The Borrower will not, and will not permit any Consolidated Company to, incur any Material "accumulated funding deficiency" within the meaning of
Section 302(a)(2) of ERISA, or any Material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") established thereunder in connection with any Plan.

         SECTION 7.8. INVESTMENTS, LOANS, AND ADVANCES. The Borrower will not, and will not permit any Consolidated Company to, make or permit to remain outstanding any loans or advances to or investments in any Person, except that, subject to all other provisions of this Section 7.8., the foregoing restriction shall not apply to:

                  (a) investments in direct obligations of the United States of America or any agency thereof having maturities of less than one year;

                  (b) investments in commercial paper maturing within one year from the date of creation thereof of the highest credit rating of a Rating Agency;

                  (c) investments in bankers' acceptances and certificates of deposit having maturities of less than one year issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000;

                  (d) the endorsement of negotiable or similar instruments in the ordinary course of business; and

                  (e) investments in stock of any Consolidated Companies;

                  (f) investments in stock or assets, or any combination thereof, of any Subsidiary created or acquired after the Closing Date;

                  (g) investments received in settlement of debt created in the ordinary course of business; and

                  (h) advances to officers and employees of Borrower made in the ordinary course of business and not in excess of amounts customarily and historically loaned to such officers and employees not to exceed $2,500,000 in the aggregate.

         SECTION 7.9. SALES AND LEASEBACKS. With regard to any Property owned by the Borrower or any Consolidated Company as of the date of this Agreement, the Borrower will not, and will not permit any Consolidated Company to, enter into any arrangement, directly or indirectly, with any Person by which any Consolidated Entity shall sell or transfer any such Property with a market value in excess of $35,000,000, and by which any Consolidated Entity shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that such Consolidated Entity intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         With regard to any Property acquired by the Borrower or any Consolidated Company after the date of this Agreement, the Borrower will not, and will not permit any Consolidated Company, to enter into any arrangement, directly or indirectly, with any Person by which any Consolidated Company shall sell or transfer any such Property and by which any Consolidated Company shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that the Consolidated Company intends to use for substantially the same purpose or purposes as the Property sold or transferred unless any such sale and leaseback transaction is completed within a six-month period from the later of the date the Property is acquired or the date such Property is placed into service.

         SECTION 7.10. GUARANTIES. The Borrower shall not, and will not permit any Consolidated Company to, enter into any Guaranty, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                  (a) Subsidiary Guaranties;

                  (b) the execution by Borrower of a Guaranty for the Synthetic Lease;

                  (c) Guaranties executed by one Consolidated Company in favor of or to another Consolidated Company for the obligations of another Consolidated Company;

                  (d) endorsements of instruments for deposit or collection in the ordinary course of business; and

                  (e) such other Guaranties that do not cause a breach or violation of the Consolidated Funded Debt to Total Capitalization Ratio.

         SECTION 7.11. LIMITATION ON FUNDED DEBT. The Borrower will not permit any Consolidated Company and the Consolidated Companies in the aggregate to incur or suffer to exist Funded Debt other than:

                  (a) Funded Debt of the Consolidated Companies existing on the date of this Agreement and any renewal, extension, refunding, or refinancing thereof;

                  (b) Seasonal unsecured working capital lines of credit incurred subsequent to the date that the Borrower has used one hundred percent (100%) of the Total Commitments and provided that such seasonal working capital lines of credit may remain outstanding only for so long as one hundred percent (100%) of the Total Commitments remain outstanding;

                  (c) Purchase Money Indebtedness permitted by Section 7.2(i) herein;

                  (d) Indebtedness incurred in connection with stand-by letters of credit issued in the ordinary course of business on the account of any Consolidated Company not to exceed for all Consolidated Companies in the aggregate, an outstanding amount in excess of $15,000,000; and

                  (e) Indebtedness incurred to First American National Bank in connection with the financing of seasonal working capital needs provided that the aggregate amount of such indebtedness does not exceed $20,000,000.

         SECTION 7.12. ACQUISITIONS. The Borrower will not, and will not permit any Consolidated Company to make Acquisitions for a purchase price in excess of $25,000,000 in the aggregate in any twelve (12) month period. For the purpose hereof, the purchase price shall be determined by the sum of: (A) all cash paid, plus (B) the principal amount of any promissory notes given, plus (C) the value of any stock given, and (D) the value of any other Property given or transferred in respect of such Acquisition.


                          ARTICLE 8. EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         SECTION 8.1. PAYMENTS.

         Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within five (5) Business Days of the due date thereof.

         SECTION 8.2. COVENANTS WITHOUT NOTICE.

         Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.1., 6.2., 6.3., 6.5., 6.7., 6.8., 6.9., 6.10., 6.11.,
6.12., or in Article 7. herein.

         SECTION 8.3. OTHER COVENANTS.

         Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.1. and 8.2., and such failure shall remain unremedied for 30 days after the earlier of
(i) an Executive Officer of the Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

         SECTION 8.4. REPRESENTATIONS.

         Any representation or warranty made or deemed to be made by Borrower or any other Consolidated Company or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any Material respect when made or deemed to be made or submitted;

         SECTION 8.5. NON-PAYMENTS OF OTHER INDEBTEDNESS.

         Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $2,500,000 individually or in the aggregate;

         SECTION 8.6. DEFAULTS UNDER OTHER AGREEMENTS.

         Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness (including the Synthetic Lease and any guaranty thereof) exceeding $2,500,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         SECTION 8.7. BANKRUPTCY.

         Any Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the Property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

         SECTION 8.8. ERISA.

         A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                  (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
         Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                  (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

                  (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect.

         SECTION 8.9. MONEY JUDGMENT.

         A final judgments or final order for the payment of money in excess of $2,500,000 individually or in the aggregate or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 8.10. OWNERSHIP OF CREDIT PARTIES.

         If Borrower ceases to own all of the Voting Stock of any Subsidiary Guarantor.

         SECTION 8.11. CHANGE IN CONTROL OF BORROWER.

         Any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in Rule 13d-3) of more than thirty percent (30%) of the shares of the outstanding common stock of Borrower entitled to vote for members of Borrower's board of directors, or (b) any event or condition shall occur or exist which, pursuant to the terms of any change of control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company which individually or in the aggregate is equal to or exceeds $2,500,000 to require that such Indebtedness be redeemed, repurchased, defeased, prepaid, or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

         SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS.

         There shall exist or occur any "Event of Default" as provided under the terms of any Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Consolidated Company, or at any time it is or becomes unlawful for Borrower or any other Consolidated Company to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Consolidated Company, any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Consolidated Company.

         Then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any Subsidiary Guarantor: (i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 8.7. shall occur, no notice shall be required before those matters set forth herein and in subpart (i) above shall be effective; (iii) may exercise all remedies under any Subsidiary Guaranty; and
(iv) may exercise any other rights or remedies available under the Credit Documents, at law or in equity.


                              ARTICLE 9. THE AGENT

         SECTION 9.1. APPOINTMENT OF AGENT.

         Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The provisions of this Section 9.1. are solely for the benefit of Agent and Lenders, and the Borrower shall not have rights as a third party beneficiary of any provisions hereof.


         SECTION 9.2. NATURE OF DUTIES OF AGENT.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

         SECTION 9.3. LACK OF RELIANCE ON THE AGENT.

                  (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Consolidated Companies in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Consolidated Companies, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Subsidiary Guaranties, or any other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or be required to make any inquiry concurring either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Subsidiary Guaranties, or the other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or the existence or possible existence of any Default or Event of Default.

         SECTION 9.4. CERTAIN RIGHTS OF THE AGENT.

         If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.


         SECTION 9.5. RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Consolidated Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 9.6. INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Consolidated Companies, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, including counsel fees and disbursements) or disbursements of any suits, costs, expenses (in kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         SECTION 9.7. THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders" "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial, advisory, or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 9.8. HOLDERS OF NOTES.

         The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 9.9. SUCCESSOR AGENT.

                  (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. In the event that the Agent is no longer a Lender hereunder, the Agent shall promptly resign as Agent.

                  (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 9. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


                            ARTICLE 10. MISCELLANEOUS

         SECTION 10.1. NOTICES.

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mall, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section provided that notices to the Agent shall not be effective until received.

         SECTION 10.2. AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Consolidated Company therefrom, shall in any event be effective under the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 4.1. or 4.2., (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) modify the definition of "Required Lenders," (vii) reduce any obligation owed under or release any Subsidiary Guaranty (except as required under Section 6.10.(d). or (viii) modify this Section 10.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

         SECTION 10.3. NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Consolidated Company and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender, or the holder of any Note would otherwise have. No notice to or demand on any Consolidated Company not required hereunder or under any other Credit Document in any case shall entitle any Consolidated Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders, or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 10.4. PAYMENT OF EXPENSES, ETC.

         Borrower shall:

                  (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default or, upon the request of the Borrower, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and charges of counsel), for any of the Lenders;

                  (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.8.(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and hold each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

                  (iii) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Consolidated Company entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, Borrower shall not be obligated to indemnify, any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

                  (iv) without limiting the Indemnities set forth in subsection
         (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Consolidated Company's ownership, operation, possession or control of its business, Property or facilities or before, on, or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

         If and to the extent that the obligations of Borrower under this
Section 10.4. are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 10.5. RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence and during the continuation of any Event of Default and whether or not such Lender or such holder has made any demand or any obligations under the Credit Documents have matured, have the right to appropriate and apply to the payment of any obligations hereunder and under the other Credit Documents, all deposits of any Consolidated Company (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or Property then or thereafter owing by such Lender or other holder to any Consolidated Company, whether or not related to this Agreement or any transaction hereunder.

         SECTION 10.6. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

                  (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                  (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and, except during the continuance of a Default or Event of Default, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiplies thereof, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
         (5) Business Days after the execution thereof, the assignee there-under shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in aggregate and a principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                  (d) Each Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article
         4. of this Agreement, and (iv) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Agent of the name of such participant.

                  (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by Section 10.15. hereof. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

                  (f) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                  (g) If (i) any Taxes referred to in Section 3.8.(b) have been levied or imposed so as to require withholdings and reductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof, (ii) or any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 3.11., or for its reduced rate of return pursuant to Section 4.16., or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from the Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of
         Section 10.6.(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by the Borrower and consented to by the Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Loans accrued to the date of such assignment and the assumption of such Lender's Total Commitment, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

         SECTION 10.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TENNESSEE.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER COURT DOCUMENT, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN DAVIDSON

         COUNTY, TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

                  (c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Consolidated Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         SECTION 10.8. INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 10.9. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 10.10. EFFECTIVENESS; SURVIVAL.

                  (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.1. or, in the case of the Lenders, shall have given to the Agent written (which may be delivered by facsimile) or telex notice (actually received) that the same has been signed and mailed to them.

                  (b) The obligations of Borrower under Sections 3.8.(b), 3.11., 3.13., 3.14., 3.17. and 10.4. hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 10.11. SEVERABILITY.

         In case any provision in or obligation under this Agreement or any other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 10.12. INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX
LAWS.

         If (i) any preparation of the financial statements referred to in
Section 6.7. hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a Material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a Material change in federal tax laws which Materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall Govern.

         SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT.

         The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 10.15. DISCLOSURE OF CONFIDENTIAL INFORMATION.

         The Agent and the Lenders agree to use their best efforts to hold in confidence and not disclose any confidential information (other than information
(i) which was publicly known from
a source other than the Borrower or a Subsidiary, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to them, other than through disclosure by the Borrower or a Subsidiary or by any other Person whom the Agent or such Lender has reason to believe disclosed such information in violation of or contrary to the confidentiality requirements or policies of the Borrower or a Subsidiary) delivered or made available by or on behalf of the Borrower or any Subsidiary to them (including without limitation any non-public information obtained pursuant to Section 6.5. or 7.7.) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Agent or any Lender from delivery of copies of any financial statements and other documents delivered to the Agent or such Lender, and disclosing any other information disclosed to the Agent or such Lender, by or on behalf of the Borrower or any Subsidiary in connection with or pursuant to this Agreement to (i) the Agent's or such Lender's directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to assign its Notes or Commitments or any part thereof (which person agrees to be bound by the provisions of this Section 10.15), (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Notes or Commitments (which Person agrees to be bound by the provisions of this Section 10.15), (v) any federal or state regulatory authority having jurisdiction over the Agent or such Lender, and (vi) any other person to which such delivery or disclosure may be necessary (a) to effect compliance with any law, rule, regulation or order applicable to the Agent or such Lender, (b) in response to any subpoena or other local process, (c) in connection with any litigation to which the Agent or such Lender is a party or (d) in order to protect such Lender's investment in its Notes.

         SECTION 10.16. USURY. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with the indebtedness described herein, Borrower, Agent, and Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the indebtedness described herein, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness described herein shall have been paid in full, refunded to the Borrower); and (ii) in the event that the maturity of the indebtedness described herein is accelerated as a result of any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the indebtedness described herein (or, if the indebtedness shall have been paid in full, refunded to the Borrower).

         SECTION 10.17. TIME IS OF THE ESSENCE. Time is of the essence is interpreting and performing this Agreement and all other Credit Documents.

         SECTION 10.18. CONSTRUCTION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or its agents prepared the same, it being agreed that Borrower, Agent, and Lenders and their respective agents have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Nashville, Tennessee by their duly authorized officers as of the day and year first above written.

                           BORROWER:

                           DOLLAR GENERAL CORPORATION


                           By: /s/ Phil Richards
                               --------------------------------

                           Title: V.P. CFO
                                 ------------------------------

                           Address for notice:

                           104 Woodmont Boulevard
                           Suite 500
                           Nashville, Tennessee 37205






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                                     - 69 -

                              AGENT:

                              SUNTRUST BANK, NASHVILLE, N.A.,
                              as Agent


                              By: /s/ Hank Miles
                                 ----------------------------------
                              Title: SVP
                                     ------------------------------

                              Address for notice:

                              201 Fourth Avenue North
                              Nashville, Tennessee 37219








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                                     - 70 -

                            LENDERS:

                            SUNTRUST BANK, NASHVILLE, N.A.


                            By: /s/ Hank Miles
                               ---------------------------------------

                            Title: SVP
                                  ------------------------------------

                            Address for notice:

                            201 Fourth Avenue North
                            Nashville, Tennessee 37219

                            Payment Office:

                            201 Fourth Avenue North
                            Nashville, Tennessee 37219


                            Revolving Credit Commitment: $31,906,000.00

                            Applicable Commitment Percentage: 18.233%







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                                     - 71 -

                            FIRST UNION NATIONAL BANK


                            By: Thelma Ferguson
                               -----------------------------------------
                            Title: V.P.
                                  --------------------------------------


                            Address for notice:

                            2nd Floor
                            150 Fourth Avenue North
                            Nashville, Tennessee 37219

                            Payment Office:


                            --------------------------------------------

                            --------------------------------------------

                            --------------------------------------------


                            Revolving Credit Commitment: $22,398,000.00

                            Applicable Commitment Percentage: 12.799%












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                                     - 72 -

                            WACHOVIA BANK, N.A.


                            By:    KENNETH WASHINGTON
                               -----------------------------------------
                            Title: V.P.
                                  --------------------------------------


                            Address for notice:

                            191 Peachtree Street, N.E.
                            Atlanta, Georgia 30303

                            Payment Office:


                            --------------------------------------------

                            --------------------------------------------

                            --------------------------------------------



                            Revolving Credit Commitment: $22,398,000.00

                            Applicable Commitment Percentage: 12.799%








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                                     - 73 -

                            BARNETT BANK, N.A.


                            By: /s/ Melinda J. Lemein
                               -----------------------------------------
                            Title:
                                  --------------------------------------


                            Address for notice:

                            50 North Laura
                            17th Floor
                            Jacksonville, Florida 32202

                            Payment Office:


                            --------------------------------------------

                            --------------------------------------------

                            --------------------------------------------



                            Revolving Credit Commitment: $14,342,000.00

                            Applicable Commitment Percentage: 8.195%








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                                     - 74 -

                            MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK


                            By: /s/ Patricia Merritt
                               -----------------------------------------
                            Title: V.P.
                                  --------------------------------------


                            Address for notice:

                            Payment Office:

                            --------------------------------------------

                            --------------------------------------------

                            --------------------------------------------




                            Revolving Credit Commitment: $14,342,000.00

                            Applicable Commitment Percentage: 8.195%






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                                      -75 -

                            THE FIRST NATIONAL BANK OF CHICAGO



                            By: /s/ John Runger
                               -----------------------------------------
                            Title: Managing Director
                                  --------------------------------------



                            Address for notice:

                            One First National Plaza
                            Mail Suite 0086
                            Chicago, Illinois 60670

                            Payment Office:


                            --------------------------------------------

                            --------------------------------------------

                            --------------------------------------------


                            Revolving Credit Commitment: $14,342,000.00

                            Applicable Commitment Percentage: 8.195%








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                                     - 76 -